Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

FIRST-CITIZENS BANK & TRUST COMPANY

(As last amended and restated April 27, 2009)

Index

ARTICLE I

Offices

Section 1. Principal Office

Section 2. Registered Office

Section 3. Other Offices

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings

Section 2. Annual Meetings

Section 3. Special Meetings

Section 4. Notice of Meetings

Section 5. Voting Lists

Section 6. Quorum

Section 7. Proxies

Section 8. Voting of Shares

Section 9. Informal Action by Shareholders

Section 10. Presiding Officer

ARTICLE III

Directors

Section 1. General Powers

Section 2. Number, Term, and Qualifications

Section 3. Election of Directors

Section 4. Cumulative Voting

Section 5. Removal

Section 6. Vacancies

Section 7. Chairmen of the Board

Section 8. Compensation

Section 9. Committees of the Board

ARTICLE IV

Meetings of Directors

Section 1. Regular Meetings

Section 2. Special Meetings

Section 3. Notice of Meetings

Section 4. Waiver of Notice

Section 5. Quorum

Section 6. Manner of Acting

Section 7. Informal Action by Directors

Section 8. Presumption of Assent

ARTICLE V

Executive Committee

Section 1. Membership and General Powers

Section 2. Vacancies

Section 3. Removal

Section 4. Minutes

Section 5. Responsibility of Directors

Section 6. Ex Officio Members

Section 7. Chairman of the Executive Committee

ARTICLE VI

Reserved

ARTICLE VII

Officers

Section 1. Number

Section 2. Election and Term

Section 3. Removal

Section 4. Compensation

Section 5. Authority to Execute Documents

Section 6. Chairman of the Board

Section 7. Executive Vice Chairmen and Vice Chairmen of the Board

Section 8. President

Section 9. Vice Presidents and Assistant Vice Presidents

Section 10. Secretary

Section 11. Assistant Secretaries

Section 12. Treasurer

Section 13. Assistant Treasurers

Section 14. Banking Officers/Cashiers and Assistant Banking Officers/Assistant Cashiers

Section 15. Other Officers

Section 16. Bonds

Section 17. Seniority

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ARTICLE VIII

Contracts, Loans, Checks and Deposits

Section 1. Contracts

Section 2. Loans

Section 3. Checks and Drafts

Section 4. Deposits

ARTICLE IX

Certificates for Shares and Their Transfer

Section 1. Certificates for Shares

Section 2. Transfer of Shares

Section 3. Closing Transfer Books and Fixing Record Date

Section 4. Lost Certificates

Section 5. Holder of Record

Section 6. Treasury Shares

ARTICLE X

General Provisions

Section 1. Dividends

Section 2. Seal

Section 3. Share Certificates

Section 4. Notice and Waiver of Notice

Section 5. Amendments

Section 6. Fiscal Year

Section 7. Indemnification

Section 8. Disallowance of Deductions

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AMENDED AND RESTATED BYLAWS

OF

FIRST-CITIZENS BANK & TRUST COMPANY

(As last amended and restated April 27, 2009)

ARTICLE I

Offices

Section 1. Principal Office: The principal office of the corporation shall be located in Raleigh, Wake County, North Carolina.

Section 2. Registered Office: The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 3. Other Offices: The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors from time to time may determine, or as the affairs of the corporation may require.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings: All meetings of shareholders shall be held at the principal office of the corporation or at such other place, either within or without the State of North Carolina, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 2. Annual Meetings: The annual meeting of shareholders shall be held at the designated location on such date during the first six months of each year as shall be determined by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), or the President. The purpose of such annual meeting shall be to elect Directors of the corporation and for the transaction of such other business as may properly be brought before the meeting.

Section 3. Special Meetings: Special meetings of the shareholders may be called at any time by (i) the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, or the Secretary, and shall be called by any of them at the request in writing of a majority of the Board of Directors, or (ii) by any shareholder pursuant to the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Such written request shall state the purpose or purposes of the proposed meeting.

Business transacted at any special meeting of shareholders shall be limited to the purpose stated in the notice.

Section 4. Notice of Meetings: Written or printed notice stating the place, day and hour of the meeting shall be delivered not less than ten nor more than thirty days before the date thereof, either personally or by mail, by or at the direction of the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting.

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In the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is expressly required by the provisions of the North Carolina General Statues.

In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of a special meeting called by the written request of the Board of Directors or the written request of the holders of not less than one-tenth of the entire capital stock of the corporation issued, outstanding and entitled to vote, the notice also shall state that the meeting is being called upon such written request.

When a meeting is adjourned for thirty (30) days or more, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting other than by announcement of the time and place thereof at the meeting at which the adjournment is taken.

Section 5. Voting Lists: A voting list shall not be required to be prepared if the record of shareholders actually presented shows in alphabetical order or by alphabetical index the names of the shareholders entitled to vote with their addresses and the amount of their holdings; except that on demand of any shareholder rendered at least twenty (20) days prior to any meeting, a voting list shall be prepared by the Secretary of the corporation.

Section 6. Quorum: The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the North Carolina General Statutes or by the Charter of the corporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7. Proxies: Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. A proxy is not valid after the expiration of eleven (11) months from the date of its execution unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten (10) years from the date of its execution.

Section 8. Voting of Shares: Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Except in the election of Directors as provided in Section 3 of Article III, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the Charter or Bylaws of this corporation. Voting on all matters except the election of Directors shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

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Shares of its own stock owned by the corporation, directly or indirectly, through a subsidiary corporation or otherwise, shall not be voted and shall not be counted in determining the total number of shares entitled to vote, except that shares held in a fiduciary capacity may be voted and shall be counted to the extent provided by law.

Section 9. Informal Action by Shareholders: Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept as part of the corporate records.

Section 10. Presiding Officer: The Chairman of the Board shall preside at all meetings of shareholders. If the Chairman of the Board is absent or unable or unwilling to preside, the succession order for the presiding officer for purposes of these Bylaws shall be: the Executive Vice Chairmen of the Board in order of seniority, the Vice Chairmen of the Board in order of seniority, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, and the Secretary. If neither the Chairman of the Board nor any of the other listed officers is present and able and willing to preside, the shareholders may elect a chairman to preside over the meeting.

ARTICLE III

Directors

Section 1. General Powers: The business and affairs of the corporation shall be managed by the Board of Directors or by such Committees of the Board as the Board may establish pursuant to these Bylaws. The Directors shall have and exercise full power in the management and conduct of the business and affairs of the corporation and do all such lawful acts and things as are not by statute, or by the Charter, or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2. Number, Term, and Qualifications: The number of Directors of the corporation shall be not less than five nor more than thirty. The Directors, by a majority vote of the remaining Directors, though less than a quorum, or by the sole remaining Director, shall determine the exact number of Directors, which shall be not less than five nor more than thirty without a Bylaw modification; however, the number of Directors established by the Directors may not be expanded beyond two above the number elected at the preceding annual shareholders' meeting, without a subsequent vote of the shareholders. At no time shall the number of Directors be created at less than the number of duly elected and qualified active Directors. Each Director shall hold office until his death, resignation, retirement, removal, disqualification, or until his successor is elected and qualified. Directors need not be residents of the State of North Carolina nor shareholders of the corporation; provided, however, that not less than three-fourths (3/4) of the Directors shall be residents of the State of North Carolina and stock ownership for qualification shall be subject to North Carolina law.

Section 3. Election of Directors: Except as provided in Section 6 of this Article, the Directors shall be elected at the annual meeting of the shareholders and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, the election of Directors shall be by secret ballot.

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Section 4. Cumulative Voting: Every shareholder entitled to vote at an election of Directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the Directors starts, his intention so to vote cumulatively; and if such announcement is made, the Chairman of the Board shall declare that all shares entitled to vote have the right to vote cumulatively and thereupon shall grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

Section 5. Removal: Any Director may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of Directors. However, unless the entire Board is removed, an individual Director may not be removed if the number of shares voting against the removal would be sufficient to elect a Director if such shares were voted cumulatively at an annual election. If any Directors are so removed, new Directors may be elected at the same meeting.

Section 6. Vacancies: A vacancy occurring in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director. A vacancy created by an increase in the authorized number of Directors shall be filled only by the election at an annual meeting or at a special meeting of shareholders called for that purpose. The shareholders may elect a Director at any time to fill any vacancy not filled by the Board.

Section 7. Chairman, Executive Vice Chairmen, and Vice Chairmen of the Board: The Board of Directors shall from time to time elect from among its members a Chairman of the Board and may elect from among its members such Executive Vice Chairmen and Vice Chairmen as it may deem advisable. The Chairman of the Board shall preside at all meetings of the Board of Directors. If the Chairman of the Board is absent or unable or unwilling to preside, the succession order for the presiding officer for purposes of these Bylaws shall be: the Executive Vice Chairmen of the Board in order of seniority, the Vice Chairmen of the Board in order of seniority, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, and the Secretary. If neither the Chairman of the Board nor any of the other listed officers is present and able and willing to preside, the directors present may elect a chairman to preside over the meeting

Section 8. Compensation: The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by Directors in attending regular and special meetings of the Board. Members of special or standing committees of the Board of Directors may be allowed like compensation for attending such committee meetings.

Section 9. Committees of the Board: The Board of Directors may, by resolution adopted by a majority of the number of Directors fixed pursuant to these Bylaws, designate one or more committees of the Board, each committee to consist of two or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and these Bylaws, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, except as limited by the provisions of the North Carolina General Statutes. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors or as set forth in these Bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

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ARTICLE IV

Meetings of Directors

Section 1. Regular Meetings: A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings, one of which shall be held in each calendar quarter.

Section 2. Special Meetings: Special meetings of the Board of Directors may be called by or at the request of the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, or any two Directors. Such meetings may be held either within or without the State of North Carolina.

Section 3. Notice of Meetings: Regular meetings of the Board of Directors may be held without notice.

The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

Section 4. Waiver of Notice: Any Director may waive notice of any meeting. The attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Quorum: A majority of the duly elected and qualified members of the Board of Directors (but in any event not fewer than one-third of the total number of directors as established by these Bylaws and fixed by the Board of Directors) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 6. Manner of Acting: Except as otherwise provided in these Bylaws, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Charter, the North Carolina General Statutes, or by the federal or state rules and regulations governing the corporation.

If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Informal Action by Directors: Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of a committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or the committee, whether done before or after the action so taken. To satisfy the written consent requirement of this Section, a director may abstain from voting on a matter but nonetheless give his written consent to the action taken or to be taken.

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Section 8. Presumption of Assent: A Director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

ARTICLE V

Executive Committee

Section 1. Membership and General Powers: A majority of the qualified members of the Board of Directors then in office may, by proper resolution, appoint an Executive Committee which shall be composed of not less than three nor more than nine Directors who shall have and exercise the powers of the Board of Directors in the management of the business affairs of the corporation, except at such time as the Board of Directors is in session. However, the Board of Directors shall have the power to direct, limit or control said Executive Committee by resolution at any special or regular meeting or by general rules adopted for its guidance. The Executive Committee shall not have any authority to take any action prohibited by the North Carolina General Statutes, including but not limited to the following prohibited actions:

(a)                 The dissolution, merger or consolidation of the corporation; or the sale, lease or exchange of all or substantially all of the property of the corporation.

(b)                The designation of any such committee or the filling of vacancies in the Board of Directors or in any such committee.

(c)                 The fixing of compensation of the Directors for serving on the Board or on any such committee.

(d)                The amendment or repeal of the Bylaws, or the adoption of new Bylaws.

(e)                 The amendment or repeal of any resolution of the Board which by its terms shall not be subject to amendment or repeal.

Action taken by the Executive Committee within the scope of its authority shall, for all purposes, be considered action taken by the Board of Directors

A majority of the members of the Executive Committee shall constitute a quorum. Further, the Executive Committee shall have authority to take informal action by written consent as provided in Article IV, Section 7 for the Board of Directors.

Section 2. Vacancies: Any vacancy occurring on the Executive Committee shall be filled by the vote of a majority of the number of qualified Directors at a regular or special meeting of the Board of Directors.

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Section 3. Removal: Any member of the Executive Committee may be removed at any time with or without cause by a majority of the number of qualified Directors then in office.

Section 4. Minutes: The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 5. Responsibility of Directors: The designation of an Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

If such action taken by the Executive Committee is not thereafter formally considered by the full Board, a Director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.

Section 6. Ex Officio Members: A majority of the qualified members of the Board of Directors then in office may, by proper resolution, appoint one or more ex officio members of the Executive Committee; provided, however, that such ex officio members shall not be included or counted in the regular membership of the Executive Committee nor included in the requirements for a quorum as set forth in Section 1 above, nor shall the attendance of such ex officio members be required at any regular or special meeting of the Executive Committee nor shall such persons be required to execute written consent minutes in order for the Executive Committee to take informal action as provided in Article IV, Section 7. Each ex officio member appointed by the Board who is also a director of the corporation will be eligible to vote at any regular or special meeting of the Executive Committee at which such ex officio member is in attendance.

Section 7. Chairman of the Executive Committee: A Chairman of the Executive Committee shall be elected by the members of the Board of Directors from their number at any meeting of the Board. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee and perform such other duties as may be directed by the Executive Committee.

ARTICLE VI

Reserved

ARTICLE VII

Officers

Section 1. Number: The officers of the corporation shall consist of a Chairman of the Board, a President, a Treasurer, and a Secretary, and may also consist of one or more Executive Vice Chairmen of the Board, Vice Chairmen of the Board, Vice Presidents (including Executive, Group, Regional, Area, Senior, and other such specially designated Vice Presidents), Banking Officers, Cashiers, and Assistant Vice Presidents, Treasurers, Secretaries, Banking Officers, and Cashiers as may from time to time be elected by the Board of Directors, and such other officers as may be deemed necessary or advisable by the Board of Directors, each of which officers shall have such powers as may be delegated or assigned to them by these Bylaws and by the Board of Directors. Any two or more offices may be held by the same person, except that no officer may act in more than one capacity where action of two or more officers is required.

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By resolution of the Board of Directors, officers of the corporation may from time to time be designated as having special responsibility and authority over some particular facet or facets of the corporation’s business. For example and without limitation, from time to time the Board of Directors may by resolution designate an officer of the corporation as the Chief Executive Officer (with general executive authority over the business of the corporation), the Chief Operating Officer (with general authority over the day-to-day operations of the corporation), and/or the Chief Financial Officer (with general authority over the finances of the corporation).

Section 2. Election and Term: The officers of the corporation shall be elected by the Board of Directors. Such elections may be held at any regular or special meeting of the Board. Each officer shall hold office at the pleasure of the Board until his death, resignation, retirement, removal, disqualification, or until his successor is duly elected and qualified.

Section 3. Removal: Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Compensation: The compensation of all officers of the corporation shall be fixed by the Board of Directors or as delegated by the Board of Directors.

Section 5. Authority to Execute Documents: Except where the signing of a document is required by law to be performed by some other officer or agent of the corporation or the Board of Directors has expressly delegated the authority to sign a document to some other officer or agent of the corporation to the exclusion of all others, the Chairman of the Board, each Executive Vice Chairman of the Board, each Vice Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, or any one or more of them, are authorized to sign the following on behalf of the corporation: certificates for shares of the corporation, deeds, leases, mortgages, bonds, notes, drafts, contracts, and any other documents which may be lawfully executed on behalf of the corporation. When exercising the authority granted in this Section, the Chairman of the Board, any Executive Vice Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, and each of them, may use the title of "President," and all documents signed on behalf of the corporation by any such person for any purpose, including, without limitation N.C. Gen. Stat. § 47-18.3, shall be deemed to have been signed by the President of the corporation.

Section 6. Chairman of the Board: Subject to the supervision and control of the Board of Directors, the Chairman of the Board shall perform all duties incident to the office of Chairman of the Board and such other duties as are provided in these Bylaws or as may be prescribed from time to time by the Board of Directors.

Unless a different succession is specified in these Bylaws or prescribed by the Board of Directors, in the absence of the Chairman of the Board or in the event of his death, disability, or refusal to act, the duties and responsibilities of the Chairman of the Board shall be performed by the Chief Executive Officer, if a Chief Executive Officer shall then have been designated by the Board of Directors. If no Chief Executive Officer shall then have been designated by the Board of Directors or in the event of the Chief Executive Officer’s death, disability, or refusal to act, the duties and responsibilities of the Chairman of the Board shall be performed by the President.

Section 7. Executive Vice Chairmen and Vice Chairmen of the Board: From time to time the Board of Directors may elect from among its members one or more Executive Vice Chairmen of the Board and/or one or more Vice Chairmen of the Board. Executive Vice Chairmen shall have seniority over Vice Chairmen. Subject to the supervision and control of the Board of Directors and the Chairman of the Board, each Executive Vice Chairman of the Board and each Vice Chairman of the Board shall perform such duties as are provided in these Bylaws or as may be prescribed from time to time by the Board of Directors or the Chairman of the Board.

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Section 8. President: Subject to the supervision and control of the Board of Directors, the Chairman of the Board, and the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President shall direct, administer, and supervise all of the functions of the corporation in accordance with these Bylaws, perform all duties incident to the office of President, and perform such other duties as are provided in these Bylaws or as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors).

Section 9. Vice Presidents and Assistant Vice Presidents: Subject to the supervision and control of the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), and the President, the Vice Presidents (including Executive, Group, Regional, Area, Senior, and other such specially designated Vice Presidents) and Assistant Vice Presidents shall have such powers, authority, responsibilities, and duties as may from time to time be prescribed, given, or assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), or the President.

Section 10. Secretary: The Secretary shall attend and keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give or cause to be given all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he may attest to the signature of any other corporate officer and affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the corporation and shall keep, at the registered or principal office of the corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature and shall perform such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), or the President. The Secretary shall sign certificates for shares of the corporation with the Chairman of the Board, any Executive Vice Chairman of the Board, any Vice Chairman of the Board, the President, or any other authorized officer.

Section 11. Assistant Secretaries: In the absence of the Secretary or in the event of his death, disability, or refusal to act, the Assistant Secretaries in the order of their seniority (unless otherwise determined by the Board of Directors) shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall also perform such other duties as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, or the Secretary. Any Assistant Secretary may attest to the signature of any other corporate officer and affix the corporate seal to any lawfully executed instrument requiring it. Any Assistant Secretary may sign certificates for shares of the corporation with the Chairman of the Board, any Executive Vice Chairman of the Board, any Vice Chairman of the Board, the President, or any other authorized officer.

Section 12. Treasurer: The Treasurer shall have custody of all funds and securities belonging to the corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, to be made and filed at the registered or principal office of the corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. He shall render an account of all his transactions as Treasurer and of the financial condition of the corporation to the Board of Directors at its regular meetings and at such other times as the Board of Directors may require, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), and the President. The Treasurer shall perform all duties incident to his office and such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), or the President.

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Section 13. Assistant Treasurers: In the absence of the Treasurer or in the event of his death, disability, or refusal to act, the Assistant Treasurers in the order of their seniority (unless otherwise determined by the Board of Directors), shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, or the Treasurer.

Section 14. Banking Officers/Cashiers and Assistant Banking Officers/Assistant Cashiers: The various Banking Officers/Cashiers and Assistant Banking Officers/Assistant Cashiers shall perform the duties of the Treasurer and Assistant Treasurers on a local basis, shall attest documents for and on behalf of the corporation and affix the corporate seal to documents pursuant to the authority given to the Secretary and Assistant Secretaries, and shall perform, in general, such other duties as shall be assigned to them from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), the President, the Secretary, or the Treasurer.

Section 15. Other Officers: The duties of all officers and employees not defined and enumerated in the Bylaws shall be prescribed and fixed by the Board of Directors or, in the absence of any such directive, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), or the President. In carrying out those duties, each such officer shall have the authority to do all other acts necessary to be done to carry out their prescribed duties unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer (if a Chief Executive Officer shall have been designated by the Board of Directors), or the President, including, but not limited to, the power to sign, certify or endorse notes, certificates of indebtedness, deeds, checks, drafts or other contracts for and on behalf of the corporation and/or to affix the seal of the corporation to such documents as may require it.

Section 16. Bonds: The Board of Directors may by resolution require any or all officers, agents and employees of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 17. Seniority: When these Bylaws call for officers to serve in the order of their seniority, the seniority of each such officer shall be determined based on the length of time the officer has held the position in question.

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ARTICLE VIII

Contracts, Loans, Checks and Deposits

Section 1. Contracts: The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract, lease, or to execute and deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances. The Board of Directors may enter into employment contracts for any length of time it deems wise.

Section 2. Loans: No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or specific in nature and scope.

Section 3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as from time to time shall be determined by resolution of the Board of Directors.

Section 4. Deposits: All funds of the corporation not otherwise employed from time to time shall be deposited to the credit of the corporation in such depositories as the Board of Directors shall direct.

ARTICLE IX

Certificates for Shares and Their Transfer

Section 1. Certificates for Shares: Certificates representing shares in the corporation shall be issued in such form as the Board of Directors shall determine to every shareholder for the fully paid shares owned by him; such share certificates shall indicate thereon a reference to any and all restrictive conditions of said shares. These certificates shall be signed by the Chairman of the Board, any Executive Vice Chairman of the Board, any Vice Chairman of the Board, the President, or any Vice President, and the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer or may have facsimile signatures of such officers placed thereon and such officers shall have the power to make or order to be made by an authorized officer or transfer agent any and all transfers of the securities of the corporation. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such an officer, transfer agent or registrar at the date of issue.

Section 2. Transfer of Shares: Transfer of shares shall be made on the stock transfer books of the corporation only upon surrender of the certificates for the shares sought to be transferred by the registered holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued. Transfer of shares may be restricted by a shareholder agreement.

Upon surrender to the corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

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Section 3. Closing Transfer Books and Fixing Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days immediately preceding the date on which the particular action, requiring such determination of shareholders, is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 4. Lost Certificates: The Board of Directors may authorize and direct the issuance of a new share certificate or certificates in place of a certificate or certificates claimed to have been lost, stolen or destroyed, upon receipt of an affidavit to such fact from the person claiming the loss, theft or destruction. When authorizing such issuance of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the claimant, or his legal representative, to advertise the same in such manner as it may require and/or to give the corporation a bond in such sum as the Board may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost, stolen or destroyed; or the Board may, by resolution reciting the circumstances justifying such action, authorize the issuance of the new certificate or certificates without requiring such a bond.

Section 5. Holder of Record: The corporation may treat as absolute owner of shares the person in whose name the shares stand of record on its books just as if that person had full competency, capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate except that any person furnishing to the corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

Section 6. Treasury Shares: Treasury shares of the corporation shall consist of such shares as have been issued and thereafter acquired but not cancelled by the corporation. Treasury shares shall not carry voting or dividend rights.

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ARTICLE X

General Provisions

Section 1. Dividends: The Board of Directors from time to time may declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its Charter.

Section 2. Seal: The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, in the form approved and adopted by the Board of Directors, shall be the corporate seal of the corporation.

Section 3. Share Certificates: The share certificates of this corporation shall be in a form approved by the Board of Directors and shall indicate thereon a reference to any and all restrictive conditions of said shares.

Section 4. Notice and Waiver of Notice: Whenever any notice is required to be given to any shareholder or Director under the provisions of the North Carolina General Statutes or under the provisions of the Charter or Bylaws of this corporation, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram, telephone, telecopier or other electronic communication media.

Whenever notice is required to be given under the provisions of the North Carolina General Statutes or of the Charter or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

The attendance by a Director at a meeting of the Board or a committee of the Board shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Amendments: Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors then holding office at any regular or special meeting of the Board of Directors.

Except as adopted by the affirmative vote of the shareholders entitled to exercise a majority of the voting power of the corporation, the Board of Directors shall have no power to adopt a bylaw: (1) requiring more than a majority of the voting shares for a quorum at a meeting of shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law; (2) providing for the management of the corporation otherwise than by the Board of Directors or its Executive Committee; (3) increasing or decreasing the number of Directors above or below the minimum or maximum, respectively, set in Article III, Section 2 hereof; or (4) classifying and staggering the election of Directors.

Section 6. Fiscal Year: The fiscal year of the corporation shall be fixed by the Board of Directors.

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Section 7. Indemnification: The corporation shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not brought by or on behalf of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, or arising out of his activities in any of the foregoing capacities, against all liability and litigation expense, including reasonable attorneys' fees; PROVIDED, however that the corporation shall not indemnify any such person against liability or expense incurred on account of such person's activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the corporation. The corporation shall likewise indemnify any such person for all reasonable costs and expenses (including attorneys' fees) incurred by such person in connection with the enforcement of such person's right to indemnification granted herein. The corporation shall pay all expenses incurred by any Director, officer, employee or agent in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of -such Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is en-titled to be indemnified by the corporation against such expenses.

The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this Bylaw, including, without limitation, a determination by a majority vote of disinterested Directors that the activities giving rise to the liability or expense for which indemnification is requested were not, at the time taken, known or believed by the person requesting indemnification to be clearly in conflict with the best interests of the corporation. Any person who at any time after the adoption of this Bylaw serves or has served in any of the aforesaid capacities for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of, but shall be in addition to, any rights to which such person may be entitled apart from the provision of this Bylaw.

Section 8. Disallowance of Deductions: Any payments made to or on behalf of an officer or Director of the corporation, including salary, commission, bonus, interest, rent or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense of the corporation by the Internal Revenue Service (and such determination shall be acceded to by the corporation, or such determination shall be rendered final by the appropriate taxing authority, or a judgment of a court of competent jurisdiction and no appeal shall be taken therefrom, or the applicable period for filing notice of appeal shall have expired), then such sum shall be reimbursed by such officer or Director to the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce the payment of any such sum disallowed and such repayment may not be waived. However, in lieu of such direct payment by the officer or Director involved to the corporation, and subject to the determination of the Board of Directors in its sole discretion, proportionate amounts may be withheld from future compensation payments of such officer or Director until the amount owed to the corporation as a result of such disallowance has been fully recovered.

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